Exhibit 2.3

FOURTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of May 25, 2005 by and among FIVE STAR QUALITY CARE, INC., a Maryland corporation (the “Purchaser”), and each of the Pennsylvania limited liability companies identified as a “Seller” on the signature page hereof (each, a “Seller” and, collectively, the “Sellers”).

WITNESSETH:

WHEREAS, the Purchaser and the Sellers are parties to a Purchase and Sale Agreement, dated as of January 21, 2005, as amended by a First Amendment to Purchase and Sale Agreement, dated as of February 3, 2005, a Second Amendment to Purchase and Sale Agreement, dated as of May 13, 2005, and a Third Amendment to Purchase and Sale Agreement, dated as of May 16, 2005 (as so amended, the “Agreement”); and

WHEREAS, the Closing (as such term is defined in the Agreement) has been delayed beyond May 24, 2005; and

WHEREAS, the Purchaser and the Sellers wish to reschedule the Closing and to amend certain terms and conditions of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Sellers, intending to be legally bound, hereby agree as follows:

1.   Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given therefor in the Agreement.

2.   Closing Date. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, or at such other location as the Sellers and the Purchaser may agree, at 10:00 a.m., local time at the Properties, on May 27, 2005 (the “Closing Date”).

3.    Accountant’s Fees. Notwithstanding anything contained in Section 3.1 of the Agreement to the contrary, the Sellers acknowledge and agree that the Sellers shall be responsible for all of the costs and expenses of Ernst & Young LLP in connection with the Audits; provided, however, if the Closing shall occur, then the Purchasers shall be responsible for all of the costs and expenses of Ernst & Young LLP in connection with the Audits.

4.   Apportionments and Other Adjustments. Notwithstanding anything contained in Section 9.1 of the Agreement to the contrary, the Purchaser and the Sellers acknowledge and agree that all apportionments and adjustments described in Section 9.1 of the Agreement shall be apportioned as of 11:59 p.m. local time at the Properties on May 23, 2005. In addition, to the extent that Purchaser discovers that any apportionments or adjustments made on any closing statement (a) understate any amounts owed to the Purchaser or (b) overstate any amounts owed by the Purchaser, the Purchaser shall be entitled to make a claim against the Purchaser Claims Holdback Amount to make itself whole.

5.   Holdback. Section 9.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

Holdback . The Purchase Price shall be reduced by an amount equal to One Million Dollars ($1,000,000) or such lesser amount as the Purchaser shall agree to in its sole discretion (the “Purchaser Claims Holdback Amount ”) in order to provide additional security for the payment and performance of any Purchaser Claims made under Section 6.3 or any other default by the Sellers of any of their obligations or liabilities under the terms of this Agreement. The Purchaser Claims Holdback Amount shall be held by Fox Rothschild LLP and Fox Rothschild LLP, in its capacity as the holder of the Purchaser Claims Holdback Amount, shall be bound by all of the obligations (and entitled to all of the protections of) the Escrow Agent under Section 2.4 of this Agreement. In addition to the foregoing, Fox Rothschild LLP shall not be liable for acting upon any final decision of a court of competent jurisdiction regarding the Purchaser Claims Holdback Amount; provided that Fox Rothschild LLP shall first provide the Purchaser with not less than five (5) business days’ prior notice of any action so taken. If the Purchaser anticipates that it will make a claim against the Purchaser Claims Holdback Amount, the Purchaser shall notify Donna Naab of Fox Rothschild LLP of the nature and the amount of such claim in accordance with the notice requirements set forth in Section 12.5. Upon receipt of a notification of such a claim as aforesaid, Fox Rothschild LLP shall retain the amount so specified by the Purchaser pending an agreement between the parties as to the validity and the amount of the claim or until the matter is otherwise finally resolved. Upon such agreement or resolution, Fox Rothschild LLP shall promptly forward to the Purchaser any amount to which it may be entitled in connection with such claim. On the day that is sixty (60) days after the Closing Date, Fox Rothschild LLP shall forward to the Sellers any portion of the Purchaser Claims Holdback Amount which it continues to hold and which is not subject to any pending claims. To the extent that any portion of the Purchaser Claims Holdback Amount is subject to pending claims on or after the day that is sixty (60) days after the Closing Date, Fox Rothschild LLP shall have the right to designate a third party to hold such portion of the Purchaser Claims Holdback Amount provided that such third party agrees to be bound by the terms of this Agreement and both the Sellers and the Purchaser have approved such third party, which approval shall not be unreasonably withheld, conditioned or delayed. The Sellers acknowledge and agree that the Purchaser Claims Holdback Amount is intended to provide additional security in order to help ensure the payment and performance of all of any Purchaser’s Claims and any other obligations or liabilities of the Sellers under this Agreement. Any amounts ultimately received by the Purchaser from the Purchaser Claims Holdback Amount shall be credited against the maximum liability of Gordon under Section 6.3 of this Agreement.

6.   Schedules. The parties hereto acknowledge and agree that Schedules 6.1(d), 6.1(g), 6.1(p)-2 and Schedule 6.1(y) attached to this Amendment are the final versions of such Schedules and were delivered by the Sellers to the Purchaser in accordance with the terms of the Third Amendment to Purchase Agreement referred to in the second paragraph to this Amendment.

7.   Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same agreement. Any such counterpart may be delivered by facsimile or e-mail (in .pdf format).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument as of the date first written above.

SELLERS:

FRANCISCAN MANOR ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

MUIRFIELD ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

PRESTWICKE ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

ROYAL ABERDEEN ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

TROON ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

TURNBERRY ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

PURCHASER:

FIVE STAR QUALITY CARE, INC.,

a Maryland corporation

By: /s/ Bruce J. Mackey Jr.

Bruce J. Mackey Jr.

Treasurer and Chief Financial Officer

The undersigned hereby acknowledges receipt of a copy of this Amendment and agrees to its terms.

/s/ Scott W. Gordon

Scott W. Gordon

The undersigned hereby acknowledges receipt of a copy of this Amendment and agrees to its terms.

FOX ROTHSCHILD LLP

/s/ Donna Naab

[The following schedules have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request.]

SCHEDULE 6.1(d)	LITIGATION
SCHEDULE 6.1(g)	RENT ROLL
SCHEDULE 6.1(p)-2	EMPLOYEES
SCHEDULE 6.1(y)	LIFECARE CONTRACTS